EXHIBIT 4.11

                          PARKSIDE 2000 RESOURCES CORP.

                       INCORPORATED UNDER THE LAWS OF THE
                          PROVINCE OF BRITISH COLUMBIA


                        SERIES "A" CONVERTIBLE DEBENTURE


Issue of One Hundred Twenty-five Thousand Dollars (CDN$125,000) Series "A" Convertible Debenture, bearing an interest rate of 10% (ten percent) per annum.





No. 1A CDN$125,000



                           REGISTERED HOLDER:        TRI-POL ENERGY CORPORATION


                           ADDRESS:                  74 Hidden Valley Park NW

                                                     Calgary, Alberta, T3A 5M4

         For value received PARKSIDE 2000 RESOURCES CORP., a company duly incorporated under the laws of the Province of British Columbia, having its registered office at 1100-888 Dunsmuir Street, Vancouver, British Columbia, V6C 3K4 (herein called the "Company") promises to pay the Registered Holder at the Company's registered office the principal sum of $125,000 of lawful money of Canada or the amount of principal remaining unpaid from time to time. Interest shall be payable semi-annually at a rate of 10% per annum calculated monthly on the amount of principal remaining unpaid at that time or after an event of default, payable in the manner herein provided.

         The principal amount of this Debenture will become due and be paid on July 23, 2004 (the "Due Date"), by agreement between the Company and the Registered Holder.

         The Company shall during the term of this Debenture be entitled, without notice to or the consent of any Registered Holder, to issue shares of its capital in consideration for cash, assets or other consideration with the approval of the regulatory bodies having jurisdiction in the circumstances.

         The Registered Holder of this Debenture shall have the right on or before the Due Date to convert a portion or all of the principal secured by this Debenture into common shares of the Company (the "Shares") at a price of $0.10 per Share.

         The Registered Holder of this Debenture shall also have the right on or before the Due Date to convert a portion or all of any unpaid interest accrued to this Debenture into Shares of the Company at a conversion rate equal to the market price (as that term is defined by the policies of the TSX Venture Exchange) of the Company's shares at the time of conversion.

         To the extent that the said right of conversion is exercised and upon the issue and delivery of the Shares, this Debenture shall be deemed to be and shall be redeemed PRO TANTO. With respect to the balance of the principal moneys hereby secured, if any, this Debenture shall be and remain valid security to the same extent as if such right of conversion had not been exercised and a replacement Debenture shall be issued to the Registered Holder.

         The Company covenants with the Registered Holder that there shall be reserved from its unissued capital sufficient Common Shares for the purpose of fulfilling its obligations with respect to the said right of conversion.

         In the event of any subdivision or redivision or change of the Common Shares of the Company at any time while this Debenture is outstanding into a greater number of shares, the Company shall deliver at the time of the exercise thereafter of the right of conversion by the Registered Holder of this Debenture such additional number of Common Shares as would have resulted from such subdivision, redivision or change if the right of conversion had been exercised prior to the date of such subdivision, redivision or change. In the event of any consolidation or change of the Common Shares of the Company at any time while this Debenture is outstanding into a lesser number of Common Shares the number of Common Shares deliverable by the Company on the exercise thereafter of the right of conversion shall be reduced to such number of shares as would have resulted from such consolidation or change if the right of conversion had been exercised prior to the date of such consolidation or change.

         This Debenture is issued subject to and with the benefit of the conditions below written, which are to be deemed part of it.

         IN WITNESS WHEREOF the Company has executed this Debenture under its seal this 16th day of October, 2002.


Parkside 2000 Resources Corp.



/S/ RUPERT L. BULLOCK
---------------------------------------
Rupert L. Bullock, President & Director

              The Conditions referred to in the within Debenture of

                  PARKSIDE 2000 RESOURCES CORP. (THE "COMPANY")

                     in the principal amount of CDN$125,000
--------------------------------------------------------------------------------


1. This Debenture issued in accordance with resolutions of the Directors of the Company, and all other matters and things have been done and performed so as to authorize and make the creation and issue of this Debenture and the execution thereof legal and valid and in accordance with the requirements of the laws relating to the Company and all other statutes and laws in that behalf.

2. The Registered Holder hereof (herein sometimes called the "Holder") and his respective legal representatives, successors and assigns will be regarded as exclusively entitled to the benefit of this Debenture, and all persons may act accordingly; but the Company is not bound to recognize any trust or equity affecting the ownership of this Debenture or the moneys hereby secured.

3. The principal monies hereby secured will be paid without regard to any equities between the Company and the original or any intermediate Holder hereof or to any set-off or cross claim and the receipt of the Registered Holder for the payment of such money will be a good discharge to the Company for the same.

4. This Debenture when paid up shall be cancelled and a Debenture for any amount not so paid up shall be re-issued to the Registered Holder.

5. The principal and any interest hereby secured will, subject to the right of conversion of the principal and interest into common shares of the Company herein contained, be paid in lawful money of Canada by cheque in favour of the Registered Holder drawn on the Company's bankers payable at the City of Vancouver, British Columbia.

6. Interest shall be calculated monthly and paid semi-annually by the Company to the Registered Holder.

7. In the event that the Registered Holder of this Debenture desires to exercise the right of conversion the Registered Holder shall give written notice to the Company at least thirty (30) days prior to the Due Date that it is exercising such right of conversion and details thereof and the Registered Holder shall tender this Debenture for redemption in whole or in part at either the Company's business office in Vancouver, British Columbia, or at the Company's Registrar and Transfer Agent from time to time at the City and Province aforesaid, whereupon the Registered Holder shall be entitled to be entered in the Register of Shareholders of the Company as at the date of tender for the amount of Common Shares so converted and as soon as practical thereafter the Company shall deliver to him a certificate or certificates for such Common Shares. To be effective, tender must be made within three (3) business days of the giving of any written notice referred to in this section. The Company shall not be obligated to issue fractional shares, the non-issuance whereof shall be adjusted by payment in cash at the time of conversion.

8. Subject to the provisions of Section 9, the principal and other monies hereby secured shall immediately become due and payable and the security hereby constituted shall become enforceable in any of the following events:

         (a) if an order is made or an effective resolution be passed for winding up the Company; or

         (b) if the Company shall make an assignment for the benefit of its creditors or shall be declared bankrupt or shall make an authorized assignment or if a Receiver be appointed under the "Bankruptcy Act" or if a Receiver of all or any part of the property of the Company shall be appointed or if an encumbrancer takes possession of the property of the Company or any part thereof; or

         (c) if any process of execution is levied or enforced upon or against any of the property of the Company and remains unsatisfied for a period of thirty (30) days as to personal property or sixty (60) days as to real property, unless such process is in good faith disputed by the Company and nonpayment does not jeopardize the title to the property of the Company or the lien hereby created or in any way impair the security intended to be created hereby; or

         (d)      if the Company fails to

                  (i) pay taxes, rates, charges, rents payable on leasehold property, or other charges of a like nature, whether governmental or otherwise, assessed or payable in respect of the property of the Company (if the same be essential to efficient operation), unless the validity thereof is in good faith contested by the Company on the basis of a valid defence; or

                  (ii) observe and perform any of the covenants in any lease, licence, concession, or agreement whereby any property or right of the Company (if the same be essential to efficient operation) may become liable to forfeiture, and any such  failure  continues  either for a period of sixty
                  (60) days or for such shorter period as would at any time, if continued, render any property essential to the efficient operation of the Company liable to forfeiture; or

         (e) if the Company carries on any business that it is restricted from carrying on by its Memorandum; or

         (f) if the Company defaults in observing or performing any other covenant or condition of this Debenture on its part to be observed or performed, and if such default is not cured within a period of thirty (30) days following the giving of notice of default to the Company; or

         (g) if the Company ceases or threatens to cease to carry on its business, or if the Company commits or threatens to commit any act of bankruptcy; or

         (h) if the Company fails to comply with any orders or requirements of the regulatory bodies for the Province of British Columbia within forty-five (45) days of receipt of notice of default thereof.

         For the purposes of this Section 8, Section 14 and Section 15 only, "Company" shall be deemed to include, where the context hereof permits, any subsidiary of the Company.

9. The Registered Holder may waive any breach by the Company of any provisions contained in this Debenture or any default by the Company in the observance or performance of any covenant or condition required to be observed or performed by the Company under the terms of this Debenture; but no act or omission of the Registered Holder in the premises will extend to or affect any subsequent breach or default or the rights resulting therefrom.

10. If the security hereby constituted becomes enforceable, the Registered Holder may, by instrument in writing, appoint any person or persons, whether an officer or officers or employee or employees of the Registered Holder or not, to be a Receiver and Manager of the property and assets hereby charged, and may remove any Receiver and Manager so appointed and appoint another or others in his or their stead.

                  Any Receiver or Manager so appointed will have the power:

         (a) to take possession of, collect and get in the property charged by this Debenture and for that purpose to take any proceedings in the name of the Company or otherwise;

         (b) to carry on or concur in carrying on the business of the Company and for that purpose to raise money on its property, if any, charged in priority to this Debenture or otherwise;

         (c) to sell or concur in selling any of the property charged by this Debenture after giving to the Company at least seven (7) days' notice of his or their intention to sell, and to carry any such sale into effect by conveying in the name or on behalf of the Company or otherwise; and

         (d) to make any arrangement or compromise which he or they may think expedient in the interests of the Registered Holder.

         To enable any Receiver or Manager so appointed to exercise the powers granted to him by this Section 10, the Company hereby appoints each such Receiver and Manager to be its attorney to carry out the sale of any of the property charged hereby by conveying in the name of and on behalf of the Company and under his own seal.

         Any deed or other instrument signed by any such Receiver and Manager under his seal pursuant hereto will have the same effect as if it were under the common seal of the Company.

         No purchaser at any sale purporting to be made by such Receiver and Manager pursuant hereto will be bound to enquire whether any notice required hereunder has been given or otherwise as to the propriety of the sale or regularity of its proceedings, or be affected by notice that the sale is otherwise unnecessary, improper or irregular; and despite any impropriety or irregularity or notice thereof to any purchaser the sale as regards such purchaser will be deemed to be within the aforesaid powers and be valid accordingly, and the remedy (if any) of the Company in respect of any impropriety or irregularity whatsoever in any such sale will be damages only.

         Any Receiver and Manager so appointed will be deemed to be the agent of the Company, and the Company will be solely responsible for his acts or defaults and for his remuneration and expenses, and the Registered Holder will not be in any way responsible for any misconduct or negligence on the part of any such Receiver and Manager.

         The net profits of carrying on the said business and the net proceeds of sale shall be applied by the Receiver and Manager subject to the claims of all secured and unsecured creditors (if any) ranking in priority to this Debenture and to all indebtedness to which this Debenture is subordinated.

FIRSTLY: In payment of all costs, charges and expenses of and incidental to the appointment of the Receiver and Manager and the exercise by him of all or any of the powers aforesaid including the reasonable remuneration of the Receiver and Manager and all outgoings properly payable by him.

SECONDLY:         In or toward payment to the Registered Holder of all principal moneys due in respect of this Debenture;

THIRDLY: In or toward payment to the Registered Holder of all arrears of interest remaining unpaid on this Debenture.

FOURTHLY:         Any surplus shall be paid to the Company.

         The rights and powers conferred by this Section 10 are supplemental to and not in substitution for any rights the Registered Holder may from time to time have.

11. The Company will pay to the Registered Holder on demand the amount of all expenses including, without limiting the generality of the foregoing, all legal fees (on a solicitor and client basis) and other costs, charges and expenses incurred by the Registered Holder in recovering or enforcing payment of the moneys hereby secured, or in realizing upon this Debenture or any other securities for such moneys, or in taking possession of or protecting or realizing upon any property comprised in any such security, all or which together with interest thereon at the rate provided for in this Debenture will be secured hereby, and in default of payment thereof all remedies hereunder and at law and in equity will be exercisable.

12. This Debenture is to be treated as a negotiable instrument and all persons are invited by the Company to act accordingly.

13.      The Company will at all times during the currency of this Debenture:

         (a) maintain its corporate existence and, subject to all the provisions herein contained, diligently preserve all the rights, powers, privileges and goodwill owned by it;

         (b) duly and punctually pay, perform and observe all rent, taxes, local improvement rates, assessments, covenants and obligations whatsoever which ought to be paid, performed or observed by the Company in respect of all or any part of the property hereby charged;

         (c) maintain and preserve the property hereby charged in good order and repair;

         (d) pay duly and punctually all taxes, levies and assessments and all debts and obligations to labourers, workmen, employees, contractors, subcontractors, suppliers of material and others which, if unpaid, might have priority over the security hereby created or any part thereof;

         (e) make all payments and perform each and every covenant, agreement and obligation under any lease now held or hereafter acquired by the Company and any mortgage, debenture, trust deed or agreement charging any property or assets of the Company as and when the same are required to be paid or performed.

14. The Company shall keep a register of this Debenture and enter therein the issue of this Debenture and all transfers and changes or otherwise of this Debenture.

15.      Time is of the essence of this Debenture.

16. Any notice given by the Registered Holder in connection with this Debenture may be given by delivering same or by sending the same by prepaid registered post addressed to the Company at 16493 - 26TH AVENUE, SURREY, B.C., V3S 9W9, and any notice given by the Company in connection with this Debenture may be given by delivering same or by sending the same by prepaid registered post addressed to the Registered Holder at 74 HIDDEN VALLEY PARK NW, CALGARY, ALBERTA, T3A 5M4 (or at such other address as may from time to time be substituted therefor by notice in writing given by the Company to the Registered Holder or by the Registered Holder to the Company, as the case may be). Any notice so delivered will be deemed to have been received by the Company, or the Registered Holder as the case may be, upon delivery, and any notice so mailed will be deemed to have been received by the Company, or the Registered Holder as the case may be, on the fifth business day following the day on which it was so mailed, but any notice given during a strike or other labour disturbance at the Post Office will be delivered and not mailed.

17. If the Company, it successors and assigns shall pay or cause to be paid to the Registered Holder the monies secured by this Debenture (including any interest on amounts in default) thereon and shall otherwise observe and perform the terms thereof, then this Debenture and the rights hereby granted shall cease and be void and thereupon the Registered Holder shall at the request and at the expense of the Company, its successors and assigns, cancel and discharge the charge of this Debenture and execute and deliver to the Company, its successors and assigns, such deeds and other instruments as shall be requisite to cancel and discharge the charge hereby constituted.

18. In case this Debenture shall become mutilated, or be lost or destroyed, the Company is its discretion may issue and deliver a new debenture in like tenor in exchange for and in place of and upon cancellation of the mutilated Debenture or in lieu of and in substitution for the same if lost or destroyed. The Company may in its discretion endorse upon such debenture such legend (if any) as it may deem desirable to indicate that such debenture is in exchange for or in lieu of the Debenture previously issued. Before issuing such new debenture, the Company shall endorse thereon a notation of principal payments theretofore made on the Debenture previously issued. In case of loss or destruction, the applicant for a substituted debenture shall bear all the costs in connection with the issued of such new debenture and shall furnish the Company with such evidence of ownership and of loss and destruction of the Debenture so lost or destroyed as shall be satisfactory to the Company.

19. This Debenture and all its provisions enure to the benefit of the Registered Holder and his heirs, executors, administrators, successors and assigns (as the case may be), and are binding upon the Company and its successors and assigns.

20. When the context hereof makes it possible, the word "person" includes any body corporate or politic, and words in the singular include the plural, and words importing the masculine gender include females and any body corporate or politic.

                             DATED: October 16, 2002
================================================================================









                          PARKSIDE 2000 RESOURCES CORP.









================================================================================
                        SERIES "A" CONVERTIBLE DEBENTURE

                          PRINCIPAL AMOUNT CDN$125,000
================================================================================

                           INTEREST RATE 10% PER ANNUM